UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DFA INVESTMENT DIMENSIONS GROUP INC.
(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Bee Cave Road, Building One, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of common stock, par value of one cent ($0.01) U.S. Small Cap Growth Portfolio: ETF Class Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 002-73948

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Descriptions of Registrant’s Securities to be Registered.

A description of the class of shares of common stock, par value of one cent ($0.01), of the series of DFA Investment Dimensions Group Inc. (the “Fund”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 266 to the Fund’s Registration Statement on Form N-1A (Commission File Nos. 002-73948; 811-03258), as filed with the Securities and Exchange Commission on February 27, 2026, which description is incorporated herein by reference.

The class of the series of the Fund that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

U.S. Small Cap Growth Portfolio: ETF Class Shares	US25239Y2467

Item 2. Exhibits

1.
The Fund’s Articles of Amendment and Restatement is incorporated herein by reference to Exhibit (a)(1) to the Fund’s Registration Statement on Form N-1A (Commission File Nos. 002-73948; 811-03258), as filed with the Securities and Exchange Commission on February 27, 2026.

2.
The Fund’s Articles Supplementary to the Charter is incorporated herein by reference to Exhibit (a)(2) to the Fund’s Registration Statement on Form N-1A (Commission File Nos. 002-73948; 811-03258), as filed with the Securities and Exchange Commission on February 27, 2026.

3.
The Fund’s Amended and Restated Bylaws are incorporated herein by reference to Exhibit (b) to the Fund’s Registration Statement on Form N-1A (Commission File Nos. 002-73948; 811-03258), as filed with the Securities and Exchange Commission on January 25, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 29th day of April, 2026.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Ryan P. Buechner
Name:	Ryan P. Buechner
Title:	Vice President and Assistant Secretary